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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

       Date of Report (Date of earliest event reported): December 2, 1999

                             GENESIS WORLDWIDE INC.
                             ----------------------

             (Exact name of Registrant as specified in its charter)

           Ohio                             1-1997              34-4307810
           ----                             ------              ----------
(State or other jurisdiction of          (Commission            (IRS Employer
incorporation or organization)           File Number)        Identification No.)


   2600 Kettering Tower, Dayton, OH                                45423
   --------------------------------                                -----
(Address of principal executive offices)                         (Zip code)


                                  937-910-9300
                                  ------------
               (Registrant's telephone number including area code)


                                 Not applicable
                                 --------------
         (Former name and former address, if changed since last report)





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ITEM 5.  OTHER EVENTS

On December 2, 1999, Genesis Worldwide Inc. (the "Company") negotiated an amendment to its $100 million Credit Agreement with ING (U.S.) Capital LLC which addressed certain financial covenant violations which were in existence at the end of the third quarter. As a result of the amendment, the Company is now in compliance with all covenants contained in the Credit Agreement. A copy of the agreement is Exhibit 5.1 to this Report.












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ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            (a)   Exhibits

                  5.1 First Amendment to Credit Agreement among Genesis Worldwide Inc., formerly The Monarch Machine Tool Company and ING (U.S.) Capital LLC, dated as of December 2, 1999.













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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    GENESIS WORLDWIDE INC.

Date:   December 7, 1999
     ---------------------

                                    By: /s/  Karl A. Frydryk
                                       ----------------------------------------
                                        Karl A. Frydryk
                                        Vice President and Chief Financial
                                           Officer








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